Exhibit (a)(1)(h)

FORM OF CONFIRMATION EMAIL TO EMPLOYEES WHO ELECT TO PARTICIPATE

IN THE STOCK OPTION EXCHANGE PROGRAM

Echelon Corporation has received your election form [dated                    , 2004], by which you elected to have some or all of your outstanding eligible options and all of your outstanding options granted to you on or after March 20, 2004 cancelled in exchange for new options to be granted at least six months and one day later, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election as to some or all of your eligible options by completing and signing the withdrawal form which was previously provided to you, and faxing it to Gibson Anderson, our Vice President of Human Resources, at fax number (408) 790-3355 or hand deliver it to Gibson Anderson at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126 U.S.A. before 5:00 p.m., Pacific Time, on October 20, 2004. Only withdrawal forms that are complete, signed and actually received by Gibson Anderson by the deadline will be accepted. Withdrawal forms submitted by U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to Gibson Anderson, Kathy Bloch, our Senior Vice President & General Counsel or Mike Marszewski, our Vice President & Controller, at:

Gibson Anderson Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5203	or	Kathy Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5382	or	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5230

Please note that our receipt of your election form is not by itself an acceptance of the options for exchange. For purposes of the offer, Echelon will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when Echelon gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, email or other method of communication. Echelon’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the letter from Ken Oshman, dated September 21, 2004; (3) this election form; and (4) the withdrawal form. You may also access these documents through Echelon Corporation’s website at www.echelon.com/about/investor via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

FORM OF CONFIRMATION EMAIL TO EMPLOYEES WHO WITHDRAW THEIR STOCK OPTIONS

FROM THE STOCK OPTION EXCHANGE PROGRAM

Echelon Corporation has received your withdrawal form [dated                    , 2004], by which you rejected Echelon Corporation’s offer to exchange some or all of your eligible outstanding options for new options to be granted at least six months and one day later.

If you change your mind, you may once again elect to exchange some or all of your eligible options by submitting a new election form by faxing it to Gibson Anderson, our Vice President of Human Resources, at fax number (408) 790-3355 or hand delivering it to Gibson Anderson at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126 U.S.A. before 5:00 p.m., Pacific Time, on October 20, 2004. If you have questions, please direct them to Gibson Anderson, Kathy Bloch, our Senior Vice President & General Counsel or Mike Marszewski, our Vice President & Controller, at:

Gibson Anderson Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5203	or	Kathy Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5382	or	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5230

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the letter from Ken Oshman, dated September 21, 2004; (3) this election form; and (4) the withdrawal form. You may also access these documents through Echelon Corporation’s website at www.echelon.com/about/investor via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.